UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐Preliminary Proxy Statement

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☒  Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRINITY CAPITAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2018

Dear Stockholder:

On behalf of the Board of Directors and management of Trinity Capital Corporation, we cordially invite you to attend the 2018 Annual Meeting of Stockholders of Trinity Capital Corporation to be held on Wednesday, May 30, 2018 at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506.  The annual meeting will begin at 4:00 p.m. MST with a reception beginning at 3:15 p.m. MST.

At the annual meeting, you will be asked to vote on the following proposals:

1.	To elect the four Class III directors named in the accompanying proxy statement to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

3.	To ratify the Audit Committee's appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

In addition, we will review significant accomplishments and events since our 2017 annual meeting of stockholders, which was held on June 27, 2017.

We recommend that you vote your shares for the Class III director nominees, for the compensation of our named executive officers, and for the ratification of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

We are pleased to deliver our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (together, the "proxy materials") via the Internet as it embraces our values of social responsibility and will reduce waste as well as the costs associated with printing and mailing such documents.  We are therefore mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"), rather than a paper copy of our proxy materials. The Notice contains instructions on how to (1) access the proxy materials online, (2) vote online or by mail and (3) obtain a paper copy of our proxy materials.

Thank you in advance for voting.  We look forward to seeing and visiting with you at the annual meeting.

Very truly yours,

/s/ John S. Gulas
John S. Gulas
President and Chief Executive Officer

TRINITY CAPITAL CORPORATION 1200 Trinity Drive Los Alamos, New Mexico 87544 (505) 662-5171 NOTICE OF 2018 ANNUAL STOCKHOLDER MEETING
TO BE HELD ON WEDNESDAY, MAY 30, 2018

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Trinity Capital Corporation (the "Company") will be held at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506, on Wednesday, May 30, 2018, at 4:00 p.m. MST (the "Annual Meeting") for the following purposes:

1.
To elect James F. Deutsch, James E. Goodwin, Jr., Jeffrey F. Howell and Arthur B. Montoya, Jr. to serve as Class III directors of the Company until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal;

2.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers;

3.	To ratify the Audit Committee's appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

4.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 10, 2018 are entitled to receive notice of and vote at the Annual Meeting.

Your participation in these matters is important, regardless of the number of shares you own.  Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and vote online or complete, sign, date and promptly return the proxy card so that your shares may be voted in accordance with your wishes and the presence of a quorum is assured.  The giving of a proxy does not affect your right to later vote in person in the event you attend the Annual Meeting.  Any stockholder who executes a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors

/s/ Arthur B. Montoya, Jr.
Arthur B. Montoya, Jr.
Secretary

April 20, 2018

Proxy Statement

TRINITY CAPITAL CORPORATION 1200 Trinity Drive Los Alamos, New Mexico 87544 (505) 662-5171
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 30, 2018

_______________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held Wednesday, May 30, 2018

This proxy statement and our 2017 Annual Report to Stockholders are available at:

http://www.cstproxy.com/trinitycapitalcorp/2018

________________

GENERAL INFORMATION

This proxy statement (the "Proxy Statement") is being furnished to stockholders of Trinity Capital Corporation, a New Mexico corporation ("Trinity," "the Company," "we," "us" or "our"), in connection with the solicitation by Trinity's Board of Directors (the "Board") of proxies to be used at the annual meeting of stockholders to be held at the Buffalo Thunder Resort, 30 Buffalo Thunder Trail, Santa Fe, New Mexico 87506, on Wednesday, May 30, 2018, at 4:00 p.m. MST, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.  You may obtain directions to the Annual Meeting by visiting http://www.cstproxy.com/trinitycapitalcorp/2018.

Trinity's 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Annual Report"), along with this Proxy Statement (together referred to as the "Proxy Materials"), are being made available on or about April 20, 2018, via notice and electronic delivery.  Physical copies of this Proxy Statement and Trinity's 2017 Annual Report are available upon request.  Our 2017 Annual Report is not incorporated into this Proxy Statement and is not to be considered a part of this Proxy Statement or as soliciting materials.

Electronic Delivery

We have elected to provide access to our Proxy Materials over the Internet.  All stockholders will have the ability to access the Proxy Materials on the web site referred to in the Notice of Internet Availability of Proxy Materials (the "Notice") or request to receive a printed set of the Proxy Materials, including a proxy or voting instruction card. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy may be found in the Notice.  If requested, Trinity will mail paper copies of the Proxy Materials within three (3) business days of the request.  These procedures reduce Trinity's printing costs and postage fees from mailings.

Stockholders who participate in electronic delivery will receive separate instruction pages for online voting and proxy cards for each account under which they own shares.  Please note that the electronic delivery of the Proxy Materials will not in any way affect dividend check mailings and deposits.

Stockholders Entitled to Vote at the Annual Meeting

Only stockholders of record as of 5:00 p.m. MST on April 10, 2018, which is the "Record Date," are entitled to vote at the Annual Meeting and are entitled to cast one vote for each share of common stock of Trinity owned.  As of the Record Date, there were 11,631,064 shares of voting common stock outstanding and 8,044,292 shares of non-voting common stock outstanding.  The shares of non-voting stock are not entitled to vote on the proposals presented at the Annual Meeting.  Accordingly, there are 11,631,064 votes entitled to be cast at the Annual Meeting.

Votes cast in person or represented by proxy at the Annual Meeting will be tabulated by the inspector of election.  The inspector of election will also determine whether or not a quorum is present.

Shares Required to Hold the Annual Meeting

In order for the Annual Meeting to be conducted, at least a majority of the outstanding shares of our common stock as of the record date must be present in person or represented by proxy at the Annual Meeting.  This is referred to as a quorum.  Abstentions, withheld votes and shares held of record by a bank, broker or other nominee that are voted on any matter ("broker shares") are included in determining the number of votes present.  Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

A "broker non-vote" occurs when you hold your shares in street name and your bank, broker or other nominee cannot vote your shares on a proposal because you have not provided such bank, broker or other nominee with instructions as to how your shares should be voted.  Under the rules of the New York Stock Exchange, which govern brokers, brokers may only vote your shares in their discretion on "routine matters."  The only routine matter to be voted on at the Annual Meeting is the ratification of Crowe Horwath LLP ("Crowe Horwath") as our independent registered public accounting firm for the fiscal year ended December 31, 2018.  Thus, if you hold shares in street name and do not instruct your bank, broker or other nominee how to vote with respect to (1) the election of the Class III directors, or (2) the approval of the compensation paid to our named executive officers (the "Say on Pay Proposal"), your shares will be considered "broker non-votes" and no votes will be cast on your behalf with respect to such proposals.

Matters to be Voted on at the Annual Meeting

You will be voting on the following matters at the Annual Meeting:

1.
To elect four Class III directors to serve until the 2021 annual meeting of stockholders and until their respective successors are elected and qualified, subject to their earlier death, resignation or removal;

2.	To conduct a non-binding advisory vote on the compensation of our named executive officers;
3.	To ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and
4.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Vote Required to Approve Each Proposal

Election of Directors.  In accordance with Trinity's Amended and Restated Bylaws (the "Bylaws"), directors are elected by the affirmative vote of a majority of the shares represented and voting at the Annual Meeting.  A majority of the shares represented and voting at the meeting means that the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" that nominee.  Broker non-votes and abstentions will not be considered votes cast and, therefore, will have no impact on the approval of this matter.

Advisory Vote on Say on Pay Proposal.  The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is necessary to approve the non-binding, advisory Say on Pay Proposal.  A majority of the shares represented and voting at the meeting means that the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" that nominee.  Broker non-votes and abstentions will not be considered votes cast and, therefore, will have no impact on the approval of this matter.

Ratification of Selection of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the votes represented and voting at the Annual Meeting is necessary to ratify the selection of Crowe Horwath as the independent registered public accounting firm of Trinity for the current fiscal year.  Abstentions are not counted toward the ratification of the selection of Crowe Horwath as the independent registered public accounting firm and thus will have no impact on the approval of this matter.  However, the ratification of auditors has been determined to be a "routine" matter upon which your broker has the authority to vote uninstructed shares.  Accordingly, brokers will have the authority to vote on the ratification of the selection of Crowe Horwath as the independent registered public accounting firm if no voting instructions are provided.

Voting Instructions

Your vote is very important.  If you are the record holder of your shares (i.e., you hold your shares in your own name with our transfer agent, Continental Stock & Transfer Company ("Continental"), as opposed to through a bank, broker or other nominee), you may vote either online, by mail or in person at the Annual Meeting.  The following are instructions for record holders on how to vote using each of the methods provided by Trinity.  Instructions for stockholders who hold shares through a bank, broker or other nominee are provided below under "Voting Instructions – Street Name Stockholders."

Voting Online.  Stockholders of record on the Record Date will receive the Notice on or about April 20, 2018. This Notice will include an Online Voting Information page and the codes necessary to vote online. You will receive separate log-in codes for each of your accounts. The log-in codes will also be contained on the proxy card you will receive in the mail on or about April 30, 2018. This information is designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded.
•	You may log on and vote at your convenience, 24 hours a day, 7 days a week. The deadline for voting online is 3:59 p.m. MST on May 30, 2018.
•	If you have multiple accounts, you must repeat the process for each account in order for all shares to be voted.
•	If you vote online and do not wish to change your vote, please do not complete and return the proxy card.
•	Answers to Frequently Asked Questions and instructions for online voting can be found on the TCC Investor Relations site at http://www.snl.com/IRW/FAQ/1017156.

Voting by Mail.  You will receive a proxy card for each of your accounts in the mail on or about April 30, 2018.  Complete, sign and date each proxy card and mail it to Continental in the accompanying pre-addressed envelope.  No postage is required if mailed in the United States.

Voting in Person.  If you wish to vote in person, please come to the Annual Meeting.  We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  Please note, however, that if your shares are held in the name of your bank, broker or other nominee, you will need to arrange to obtain a legal proxy from your bank, broker or other nominee, as described above, in order to vote in person at the meeting.  Even if you plan to attend the Annual Meeting, we encourage you to vote over the Internet or complete, sign, date and return your proxy card in advance of the Annual Meeting in case your plans change.

Failure to Vote

If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with Continental, our transfer agent, your shares will be voted only if you submit your vote over the Internet or if you return a signed proxy card.  Otherwise, your shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, which is explained under "Shares Required to Hold the Annual Meeting" above, unless you attend the Annual Meeting to vote them in person.

Failure to Give Voting Instructions

Stockholders should specify their choice for each proposal as provided on the Internet or on a proxy card.  If you are a stockholder of record and indicate when voting over the Internet that you wish to vote as recommended by the Board, or if you return a signed proxy card without giving specific voting instructions, then the proxy holders will vote your shares:

•	FOR the election of all Class III nominees for director;
•	FOR the Say on Pay Proposal; and;
•	FOR the ratification of the appointment of Crowe Horwath as the independent registers public accounting firm of Trinity for the fiscal year ended December 31, 2018.

As to any other business that may properly come before the Annual Meeting, the proxy holders will vote the shares of our common stock represented by the proxy in the manner as the Board may recommend, or otherwise in the proxy holders' discretion.  The Board does not presently know of any other such business.

Street Name Stockholders

Stockholders who hold shares of our common stock through a bank, broker or other nominee ("street name stockholders") should be provided with the Proxy Materials, including voting instruction cards, by the institution that holds their shares.  If you are a street name stockholder and have not received the Proxy Materials, including a voting instruction card, from your bank, broker or other nominee, please contact the institution that holds your shares.

Street name stockholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods).  Otherwise, please complete, sign and date the voting instruction card and return it promptly.

Changing a Vote; Revocation of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls are closed for voting at the Annual Meeting by:

•	Voting over the Internet;
•	Timely delivering a written notice of revocation to Trinity Capital Corporation, Post Office Box 60, Los Alamos, New Mexico 87544, Attention: TCC Stock Representative;
•	Timely delivering a duly executed proxy card bearing a later date to Trinity at the address above; or
•	Attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself revoke a proxy.

If you are a street name stockholder, you must follow the instructions found on the voting instruction card provided by your bank, broker or other nominee to change your vote or revoke your previously given voting instructions.

Cost of Soliciting Proxies

Proxies may be solicited by the directors, officers and other employees of Trinity in person or by telephone, facsimile, electronic mail or U.S. mail without additional compensation.  The cost of soliciting proxies will be borne by Trinity.

List of Stockholders

Pursuant to state law and our Bylaws, the names of the stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and the ten (10) days prior to the Annual Meeting, during regular business hours, at our corporate offices located at 1200 Trinity Drive, Los Alamos, New Mexico 87544.

Contact Us

You may find copies of Trinity's Proxy Materials at www.lanb.com under the "TCC Annual Report" link.  You may find copies of all of Trinity's filings on the SEC's website at http://www.sec.gov or through Trinity's website at http://www.lanb.com/home/tcc-investor-relations/SEC-Filings.  Please contact Continental to make any of the following requests:

o	if you wish to receive paper copies of proxy materials for subsequent annual meetings (please specify);
o	if you currently receive multiple copies of the Proxy Materials and wish to receive only a single copy of these documents for your household;
o	if you currently receive one copy of Proxy Materials and wish to receive separate copies and do not wish to participate in electronic delivery; or
o	if you need to change or correct your name, address or other information.

You may contact Continental at:

By Telephone at:	(212) 509-4000
By E-Mail at	cstmail@continentalstock.com
By U.S. Mail at:	Trinity Capital Corporation c/o Continental Stock & Transfer Company 1 State Street, 30th Floor New York, NY 10004-1561

For all other questions, please see our Frequently Asked Questions and instructions for online voting on the TCC Investor Relations site at http://www.snl.com/IRW/FAQ/1017156 or contact us at:

By Telephone at:	(505) 662-1099
By E-Mail at:	tcc@lanb.com
By Mail at:	Trinity Capital Corporation Post Office Box 60 Los Alamos, New Mexico 87544

Other Matters

Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting.  It is the intention of the persons named as proxies on the proxy card to vote such proxies in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS

Board Composition

The Board is divided into three classes with one class elected each year to serve for a three-year term.  The Board currently consists of 11 directors.

The Board currently includes Robert P. Worcester, who has indicated that he will retire from the Board upon the completion of the Annual Meeting. The Board has passed a resolution setting the number of directors of the Company at 10 effective immediately upon the completion of the Annual Meeting.

Class III Director Nominees

At the Annual Meeting, there are four directors to be elected to serve until the 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board has nominated, upon the recommendation of the Board's Corporate Governance/Nominating Committee, each of James F. Deutsch, James E. Goodwin, Jr., Jeffrey F. Howell and Arthur B. Montoya, Jr., for election as a director for a three-year term.

The following descriptions provide the experience, qualifications, attributes and skills for each person who has been nominated for election as a Class III director that caused the Board to determine that the individual should serve as a Class III director.

CLASS III DIRECTOR NOMINEES

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JAMES F. DEUTSCH Director Since 2017

Mr. Deutsch, age 62, serves as a member of the Boards of Trinity and the Bank and is a member of Trinity's Audit, Nominating and Governance, and Trust and Investment Committees.  Mr. Deutsch is a partner at Patriot Financial Partners.  He has over 35 years of banking experience and brings a breadth of knowledge to the Board in investment banking, commercial lending and corporate finance.  Mr. Deutsch has experience in financial services and a perspective as both an investor and operator of banks.  Mr. Deutsch currently serves on the boards of Sterling Bancorp and MBT Financial Corp, in addition to multiple private institutions and not-for-profit boards.  Mr. Deutsch previously served on the boards of Avenue Financial Holdings, Inc. and Cape Bancorp, Inc.  For these reasons, we believe Mr. Deutsch is qualified to serve as a director of the Company.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JAMES E. GOODWIN, JR. Director Since 2013

Mr. Goodwin, age 70, is the Chairman of the Board of Trinity and the Bank and has served as a member of the Board of Directors of Trinity and the Bank since 2013. Mr. Goodwin is a member of the Board's Executive, Audit, Loan and Enterprise Risk Management Committees. He previously served as Chair of the Audit Committee and currently serves as the audit committee financial expert, as defined under the SEC rules and regulations. He was a Partner in the firm of PricewaterhouseCoopers LLP ("PwC") and spent 39 years with PWC and its predecessor, Price Waterhouse; he served as a member of the firm's U.S. Board of Partners and Principals and he currently serves on PwC's Retired Partners Committee. Mr. Goodwin is a graduate of Virginia Polytechnic Institute and State University with a B.S. in Business, major in Accounting and served on the Advisory Board for its College of Business-Department of Accounting and Information Technology. He was a Certified Public Accountant in various states from 1973 until his retirement from PwC in 2009.

Mr. Goodwin is a member of the Board of Directors of The National Dance Institute of New Mexico. He also serves as a member of the Audit Committee of the New Mexico State Investment Council. Mr. Goodwin served on the Board and as Treasurer of the Museum of New Mexico Foundation for a number of years. He was a member of the Boards of the School of Advance Research and the Cancer Foundation of New Mexico, both located in Santa Fe. Mr. Goodwin served as President of the Alzheimer's Association/Greater Houston Chapter and as the Treasurer of the Big Brothers/Big Sisters of Greater Memphis. He also served on the Boards of these organizations as well as the National Conference of Christians and Jews, Memphis Chapter, and the Japan/American Society of Houston.

Mr. Goodwin brings extensive business, accounting, auditing, financial reporting and risk management experience to the Board, which we believe qualifies him to serve as a director of the Company. He served at PwC for over 39 years in a wide range of U.S. and Global leadership, audit and risk management positions and served as the lead engagement partner on a number of PwC's largest clients. During his career at PwC, Mr. Goodwin worked closely with senior management, boards of directors and audit committees of large multinational companies and his experience provides him with a unique perspective of the complex issues facing businesses.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JEFFREY F. HOWELL Director Since 2002

Ms. Howell, age 65, has served as a member of the Boards of Directors of Trinity and the Bank since 2002 and was Chair of the Board of Trinity from 2004 to 2008. She was the Chair of the Audit Committee from 2003 to 2014.  Ms. Howell is the Chair of the Board's Enterprise Risk Management Committee and a member of the Board's Audit Committees. She was President and Chief Executive Officer of Howell Fuel and Lumber Company, Inc., headquartered in Wallkill, New York from 1998 to 2009. She was the founder and managing Director of Howell Meyers Associates from 1997 to 2001, was employed in various capacities at Harvard University from 1985 to 1991, including as Associate Director for Administration at Harvard College Observatory and Assistant Dean for Financial Operations in the Faculty of Arts and Sciences. She was an accountant in the Emerging Business Systems Group at Coopers & Lybrand from 1982 to 1984 after receiving her Masters of Business Administration from Yale University.

Ms. Howell is active in charitable and community organizations. She is a past president and member of the Los Alamos National Laboratory Foundation, President of The Delle Foundation, member of the League of Women Voters of Los Alamos, a member of the J. R. Oppenheimer Memorial Committee.  We believe Ms. Howell's background in accounting and experience as an entrepreneur and business executive qualify her to serve as a director of the Company.

Nominee	Principal Occupation, Directorships, Qualifications, Attributes and Skills
ARTHUR B. MONTOYA, JR. Director Since 2001
Dr. Montoya, age 54, has served as a member of the Boards of Directors of Trinity and the Bank since 2001. Dr. Montoya has served as Secretary for the Bank since 2012 and as Secretary for Trinity since 2015. He is Chair of the Board's Nominating and Corporate Governance Committee and is a member of the Board's Audit and Trust and Investment Committees. Dr. Montoya runs a successful dental practice in Los Alamos, New Mexico.

Dr. Montoya has been on the Pajarito Homeowners' Association Board of Directors and is a past Chairman, taught religious education at Immaculate Heart of Mary Catholic Church, is a past Chairman and a member of the Board of Directors of the Los Alamos Chamber of Commerce, a past member of the Board of Directors for the Los Alamos Historical Society, a past Chairman and member of the Board of Directors for the Los Alamos Medical Center, is active in the Northern New Mexico Interdisciplinary Study Club, has coached little league girls basketball at the Los Alamos Middle School, assisted with the Los Alamos Fusion Volleyball Club, and is involved with Special Olympics Los Alamos.

We believe Dr. Montoya's insight from his experience as a small business owner as well as from the dental and general medical community qualifies him to serve as a director of the Company.

Recommendation of the Board of Directors

The Board recommends a vote "FOR" the election of each of the four Class III director nominees listed above.

CONTINUING DIRECTORS

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
GREGORY ("GREGG") A. ANTONSEN Director Since 2015

Mr. Antonsen, age 64, has served as a member of the Boards of Directors of Trinity and the Bank since June 2015.  Mr. Antonsen serves on Trinity's Enterprise Risk Management and Compensation Committees and is Chair of the Bank Board Loan Committee.  Mr. Antonsen is the Senior Vice President and Qualifying Broker at Sotheby's International Realty Santa Fe.  Mr. Antonsen has been at Sotheby's International Realty since 2011.  Prior to joining Sotheby's International Realty, Mr. Antonsen served for eight years as Senior Vice President for Business Development with Christie's International Real Estate, headquartered in Santa Fe, where he oversaw management of regional offices and business growth throughout North America.  Mr. Antonsen was the founder of Antonsen, Garrett & Associates, Ltd., a boutique real estate firm in Hawaii and also conducted a solo law practice for ten years.  Mr. Antonsen earned his Bachelors of Art degree from Gustavus Adolphus College in St. Peter, Minnesota and a Juris Doctorate from William Mitchell College of Law in St. Paul, Minnesota.

Mr. Antonsen brings more than 30 years of experience with real estate, marketing and management to the Board, which we believe qualifies him to serve as a director of the Company.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
JOHN S. GULAS Director Since 2014

Mr. Gulas, age 59, has served as a member of the Boards of Directors of Trinity and the Bank since June 2014. Mr. Gulas also serves as the Chief Executive Officer and President of Trinity and the Bank. Mr. Gulas is a member of the Executive, Loan, Enterprise Risk Management, and Trust and Investment Committees. Prior to joining Trinity and the Bank, Mr. Gulas served as President and Chief Executive Officer for Farmers National Bank headquartered in Canfield, Ohio from 2010 to 2014, and served as Chief Operating Officer for Farmers National Bank from 2008 to 2010. Mr. Gulas served as President and Chief Executive Officer for Sky Trust, Co, N.A., a subsidiary of Sky Financial from 2005 to 2007. In his 34-year banking career, Mr. Gulas has also held executive positions at UMB, Wachovia Corporation, and KeyCorp. Mr. Gulas is a graduate of Youngstown State University and the University of Toledo College of Law.

Mr. Gulas currently serves as a director for the Santa Fe Chamber of Commerce, is the current Chairman of the Los Alamos Community Development Corporation, is President elect of the New Mexico Bankers Association, the Los Alamos National Laboratory Foundation, a Member of the Business Forum of Albuquerque, and will be a member of the 2018-2019 Leadership New Mexico Class.

Mr. Gulas has also been very active in business development and charitable organizations. Mr. Gulas' past activities included serving as a Director of the Regional Chamber Foundation in Youngstown/Warren, Ohio, the Better Business Bureau, the Mahoning Valley Economic Development Corporation, the Ohio Bankers League, the Youngstown Business Incubator, the Ohio Foundation of Independent Colleges, the Achievement Centers for Children, the Museum of Labor and Industry, the Great Trail Girl Scout Council, the Kansas City Arts Council Advisory Board, the Dayton Ballet and the Atlanta Ballet.

Mr. Gulas brings extensive banking, management and strategic planning experience to the Board and the management of Trinity and the Bank, which we believe qualifies him to serve as a director of the Company. Mr. Gulas has a track record of improved performance, increasing stockholder value and growth in a community bank environment. Mr. Gulas was recognized by the American Bankers Association for leading Farmers National Bank to national acclaim as one of the top community banks in the country, and under Mr. Gulas' management in 2013 and 2014, Farmers National Bank was named by Bank Director Magazine as one of the best banks with $1-5 billion in assets.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
SAMUEL T. ("TOM") HUBBARD Director Since 2017

Mr. Samuel T. Hubbard, Jr., age 67, joined the Board of Directors of Trinity and the Bank in November 2017.  Mr. Hubbard currently serves as a Director on the boards of Seneca Foods Corporation (NASDAQ), Second Street Brewery, Inc., and The Club at Las Campanas.  He is an Emeritus Trustee of the Memorial Art Gallery of the University of Rochester.

Mr. Hubbard served as the Chairman of the Board of High Falls Brewing Company, LLC from 2001 to 2009 and as President and Chief Executive Officer from January 2001 to 2007.  Mr. Hubbard previously served as the Chief Executive Officer of Genesee Corporation from March 2000 to January 2001, President from June 1999 to January 2001 and Chief Operating Officer from June 1999 to March 2000. Mr. Hubbard served as the President and Chief Executive Officer of Alling and Cory Company from 1986 to November 1998. Prior to joining Alling and Cory, he held various management positions with Chase Lincoln First Bank, a former subsidiary of The Chase Manhattan Corporation. Mr. Hubbard served as a Director of RGS Energy Group Inc. from 1992 to 2002. He has been a Director of Seneca Foods Corp since 2011.  He was a Director of Genesee Corporation from 1992 to 2001 and Director of M and T Bank (First Empire Corporation) from 1992 to 2002.  He has also served on a number of private company boards and chaired the Boards of the United Way of Greater Rochester, the Memorial Art Gallery of the University of Rochester, the Rochester School for the Deaf and the Rochester General Hospital Foundation.  We believe Mr. Hubbard's experience as a public company director, as well as his background in banking, qualify him to serve as a director of the Company.

Mr. Hubbard received a Bachelor of Arts degree from Denison University and his Master of Business Administration degree from the University of Rochester with a concentration in Finance.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
LESLIE NATHANSON JURIS Director Since 2015
Ms. Nathanson Juris, age 71, joined the Boards of Directors of Trinity and the Bank in September 2015.  She serves as the Chair of the Compensation Committee and is a member of the Nominating and Governance and Trust and Investment Committees.

Ms. Nathanson Juris earned her Ph.D. in Organizational Behavior Studies, Labor Relations, and her Master's Degree in Educational Leadership and Administration from Northwestern University where she also served as an Adjunct Professor at Kellogg School of Management from 1999 to 2010.

 Ms. Nathanson Juris brings extensive experience from corporate and non-profit boards, organizational management, and strategic planning to the Boards of Trinity and the Bank, which we believe qualifies her to serve as a director of the Company.  She currently serves on the board of the National Dance Institute.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
ANTHONY SCAVUZZO Director Since 2017

Mr. Scavuzzo, age 36, joined the Boards of Directors of Trinity and the Bank in January 2017.  He currently serves on Trinity and the Bank's Nominating and Governance and Compensation Committees.

Mr. Scavuzzo is a principal at Castle Creek Capital.  He brings extensive financial institution experience to the Board.  He has led to supported investments in numerous recapitalization, distressed, and growth situations and works with executive management teams on strategic planning, operational improvements, acquisitions, and capital financings.  Mr. Scavuzzo currently serves as a director at multiple banking institutions, including MBT Financial Corp., and serves on various board committees regarding governance, compensation and risk.  We believe Mr. Scavuzzo's community banking experience, both as a director and an investor, qualify him to serve as a director of the Company.

Director	Principal Occupation, Directorships, Qualifications, Attributes and Skills
CHARLES A. SLOCOMB Director Since 1999

Mr. Slocomb, age 71, has been a member of the Boards of Directors of Trinity and the Bank since 1999. Mr. Slocomb has served as Vice-Chairman of the Board of Trinity and the Bank since 2013. Mr. Slocomb served as interim Chair of the Board's Audit Committee for a period in 2017 and is currently a member of the Board's Executive, Audit, Enterprise Risk Management and Board Loan Committees.

Mr. Slocomb and his family resided in Los Alamos beginning in 1971 and moved to Santa Fe in 2004.  He retired from the Los Alamos National Laboratory in August 2004 spending most of his career in high-performance computing management.  His various management positions at the Los Alamos National Laboratory included Division Director of the Computing, Information and Communications Division.  After retiring from the Laboratory, Mr. Slocomb consulted with the Advanced Simulation Program of the National Nuclear Security Administration on high-performance computing matters until 2017.  He has experience in scientific and administrative computing, networking, security and communications.  We believe Mr. Slocomb's ties to the Los Alamos community and the Laboratory, as well as his technology experience, qualify him to serve as a director of the Company.

CORPORATE GOVERNANCE

Trinity periodically reviews its corporate governance policies and procedures to provide for accurate and transparent reporting and to maintain compliance with the laws, rules and regulations that govern the operations of Trinity and its wholly-owned subsidiaries.  As part of this periodic corporate governance review, the Board may amend, modify or adopt corporate governance policies and practices for Trinity, as appropriate.

Director Independence

It is Trinity's policy that the Board consists of a majority of independent directors.  The Board has determined that each of Messrs. Antonsen, Deutsch, Goodwin, Hubbard, Montoya, Jr., Scavuzzo, Slocomb, and Worcester and Mmes. Howell and Nathanson Juris is "independent," as defined by NASDAQ.  In making these determinations, the Board was aware of and considered the loan and deposit relationships with directors and their related interests with which the Bank enters into in the ordinary course of business, and any other arrangements which would fall within the provisions described under "Certain Relationships and Related Transactions."

Board Leadership Structure

Trinity's leadership structure since inception has been organized such that the positions of Chairman of the Board and the Chief Executive Officer are filled by two different persons.  Currently, Mr. Goodwin serves as Chairman and Mr. Gulas serves as Chief Executive Officer.  In today's challenging economic and regulatory environment, the Chief Executive Officer is required to devote substantial time, effort and energy to his position and directors are required to devote substantial time, effort and energy to successfully navigate a variety of issues and guide the policies and practices of the companies they oversee.

Trinity believes that its current governance structure allows its Chief Executive Officer, Mr. Gulas, to focus his time and energy running the day-to-day operations of the Company and allows our Chairman, Mr. Goodwin, who is an independent director, to lead the Board in its fundamental role of providing independent oversight of and advice to management.  The Board believes its administration of its risk oversight function is enhanced by this leadership structure.

Code of Ethics

All directors and employees of Trinity and all of its subsidiaries, including Trinity's principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, are required to abide by Trinity's Code of Business Conduct (the "Code of Conduct").  Trinity does not maintain a separate code of ethics applicable solely to its directors, principal executive officer, principal financial officer and/or its principal accounting officer or the persons performing similar functions.  The Code of Conduct requires that the directors, executive officers, and employees of Trinity and its subsidiaries, avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Trinity's best interests.  Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

Trinity's Code of Conduct is available on its website at: http://www.snl.com/Cache/1001231563.PDF?O=PDF&T=&Y=&D=&FID=1001231563&iid=1017156

Board Risk Management

Oversight of risk management is central to the role of the Board.  While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have specific responsibilities with respect to our risk oversight.  Each Board committee has been assigned oversight responsibility for specific areas of risk and risk management, and each committee considers risks within its areas of responsibility.  For example, the Audit Committee is responsible for implementing internal audit controls and maintaining the safety, soundness and integrity of the institution by properly identifying, prioritizing, mitigating and managing risk and the steps taken to monitor and minimize such risks.  As a result of determining that Trinity would restate certain of its financial statements, since 2012, the Company has been making many changes within the organization to strengthen the Company's controls, procedures and systems, specifically related to its financial controls and reporting.  The Audit Committee has a prominent role in our credit risk management as well as our operational risk, the integrity of our financial statements, compliance, legal risk and overall policies and practices related to risk management.  The day-to-day implementation is the responsibility of the Company's Internal Auditor.  This individual is independent from management and reports directly to the Audit Committee, which provides regular updates to the full Board.  Trinity's Audit Committee meets without management at least once annually with our external auditing firm, and individually with the Internal Auditor and Chief Financial Officer on a routine basis.  The report of the Audit Committee is set forth in this Proxy Statement under the heading "Audit Committee Report" below.

The Compensation Committee is chiefly responsible for compensation-related risks.  In accordance with applicable requirements, the Compensation Committee conducts a risk based assessment of Trinity's compensation plans, policies and practices to determine whether such plans, policies and practices create risks that are reasonably likely to have a material adverse effect on Trinity.  As part of its assessment, the Compensation Committee evaluated Trinity's compensation plans and programs to determine their propensity to cause undue risk relative to the level of risk associated with Trinity's business model and operations.

The Enterprise Risk Management Committee is tasked with providing a review of the risk management and practices of LANB, particularly with respect to the areas of credit risk, liquidity risk, interest rate risk, price risk, operational risk, compliance risk, strategic risk and reputational risk.

The Board of LANB also has a standing LANB Board Loan Committee which is responsible for implementing policies and procedures to provide business is conducted within defined risk tolerances for our lending function, including lending policies, credit trends, and concentrations.  The LANB Board Loan Committee, along with the Audit Committee, reviews our risks related to credit exposure and the adequacy of our allowance for loan and lease losses and provides that the appropriate risk and compliance cultures exist at the organization.

Additionally, the Board conducts succession planning during which the chief executive officer discusses the development of talent throughout the organization.

The membership of these committees overlaps with each of our directors serving on several of the committees and all directors are invited to and often attend all committee meetings.  Each committee reports to and makes recommendations to the full Board on significant or risk-related matters within its responsibilities.  Such interlocking memberships and sharing of information allows the Board insight into the management of strategic, credit, market, liquidity, compliance, operational and reputational risks facing Trinity.  Management provides reports and data to the Board committees as well as participating in discussions.  The Board interacts with key members of management within the organization on a regular basis through both Board and committee meetings and has access to these individuals outside of formal meetings.

Meetings and Committees of the Board of Directors; Attendance at Annual Meetings

The Board met 15 times during the fiscal year ended December 31, 2017.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total meetings of the committees on which he or she then served.

Attendance by our directors at the annual meetings of stockholders gives directors an opportunity to meet, talk with and hear the concerns of stockholders who attend those meetings.  It is Trinity's policy that all directors shall attend the annual meetings of stockholders, except in the event of illness or other unanticipated conflicts.  All of the directors then serving attended Trinity's 2017 Annual Meeting of Stockholders held on June 27, 2017.

Compensation Committee

Mmes. Nathanson Juris (Chair), Mr. Antonsen, Dr. Montoya, Jr., and Mr. Scavuzzo served on the Compensation Committee for the year ended December 31, 2017.  The Board appointed Ms. Nathanson Juris (Chair), Mr. Antonsen, Mr. Goodwin, Dr. Montoya, Jr., and Mr. Scavuzzo to serve on the Compensation Committee for 2018.  The Compensation Committee met four times during 2017.  The Board has determined that each member of the Compensation Committee is "independent" as that term is defined by the SEC and NASDAQ.  These committee members are "outside" directors under Section 162(m) of the Internal Revenue Code of 1986 and all are non-employee directors pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Compensation Committee of the Company also serves as the Compensation Committee of the Bank.  The Compensation Committee has a written charter which may be found on the Company's website at: http://www.snl.com/Cache/1500095745.PDF?O=PDF&T=&Y=&D=&FID=1500095745&iid=1017156.

The Compensation Committee is responsible for making recommendations to the Board regarding (and, in some cases, setting) compensation and incentive compensation awards and plans, and other forms of compensation for senior management, as well as the contributions toward short- and long-term incentive compensation for all employees.  The Compensation Committee is also responsible for reviewing and making recommendations to the full Board for all matters pertaining to compensation paid to directors for Board, committee and committee Chair services.  The Compensation Committee, in accordance with its obligations under applicable rules and regulations of the federal banking regulators, periodically reviews and assesses the Company's compensation plans to provide that the risk-taking behavior incentivized by such plans is kept to an appropriate level.  The Compensation Committee will, as necessary, amend or discontinue any plan or revise any company policy or procedure to meet its obligations under applicable rules and regulations of the federal banking regulators.

Audit Committee

Mr. Slocomb (Chair), Mr. Deutsch, Mr. Goodwin, Mr. Worcester and Ms. Howell served on the Audit Committee for the year ended December 31, 2017.  The Board appointed Mr. Hubbard (Chair), Mr. Deutsch, Mr. Slocomb, Mr. Goodwin, Mr. Worcester and Ms. Howell to serve on the Audit Committee for 2018.  The Board has determined that Mr. Goodwin is an "audit committee financial expert" as defined under the SEC rules and regulations.  Each member of the Audit Committee is "independent" as that term is defined in the rules of NASDAQ and met the criteria for independence set forth in Rule 10A-3 of the Exchange Act.  The Board has determined that each Audit Committee member is financially literate.  The Audit Committee of the Company also serves as the Audit Committee for the Bank.  In 2017, the Audit Committee met four times.

The responsibilities of the Audit Committee include the following:

•
Selection, retention and compensation of Trinity's independent registered public accounting firm, approval of the services such accounting firm will perform and review of the results, both with management and in executive session, with such accounting firm;

•	Reviewing the performance of the independent registered public accounting firm;
•
Reviewing with management and the independent registered public accounting firm the systems of internal control, including the adequacy and effectiveness of the systems of internal control over financial reporting and any significant changes in internal control over financial reporting, accounting practices and disclosure controls and procedures;

•	Reviewing the annual and quarterly financial statements of the Company and other appropriate filings with the SEC;
•	Reviewing internal audit reports;
•	Instituting procedures for the receipt, retention and treatment of complaints received by Trinity regarding accounting, internal accounting controls or auditing matters; and
•	Assisting the Board in the oversight of:
o	the integrity of Trinity's consolidated financial statements and the effectiveness of Trinity's internal control over financial reporting; and
o	the qualifications and independence of Trinity's independent registered public accounting firm and its internal auditor.

The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board.  The report of the Audit Committee as required by the rules of the SEC is included in this Proxy Statement under the heading "Audit Committee Report."  The Committee has adopted a written charter which can be found on the Company's website at http://www.snl.com/Cache/1500095744.PDF?O=PDF&T=&Y=&D=&FID=1500095744&iid=1017156.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee for the year ended December 31, 2017 were Dr. Montoya (Chair), Mr. Deutsch, Ms. Nathanson Juris, and Mr. Worcester.  The Board appointed these members to continue serving on the Nominating and Corporate Governance Committee for 2018. The Board has determined that each member of the Nominating and Corporate Governance Committee is "independent," as defined by NASDAQ.  In 2017, the Nominating and Corporate Governance Committee met four times.

The purpose of the Nominating and Corporate Governance Committee is to evaluate and recommend to the Board nominees for consideration by Trinity's stockholders to serve as directors and to review and analyze the corporate governance policies and practices of Trinity.  The Nominating and Corporate Governance Committee has adopted a written charter, which can be found on the Bank's website at http://www.snl.com/Cache/1500107035.PDF?O=PDF&T=&Y=&D=&FID=1500107035&iid=1017156  setting forth the Committee's duties and functions.

Nominating Process.  The Nominating and Corporate Governance Committee follows the nominating procedures contained in its charter located on the Company's website (see below) to identify, evaluate and select nominees for the Board.  The Nominating and Corporate Governance Committee considers candidates suggested by the Board, management and stockholders.  Existing directors whose terms will expire at the next annual meeting will automatically be evaluated as a director nominee unless that director expresses his or her intent not to stand for re-election.

After a new candidate for director is identified by the Board or properly nominated by a stockholder in accordance with the Bylaws, the Committee will compile the information required by the Bylaws and will make an initial determination whether to entertain the candidate based on information provided to the Committee, the directors' own knowledge and any other inquiries made by the Committee.  This preliminary determination is also based on Trinity's director criteria, the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee members or other expertise and any other factor deemed relevant by the Committee.  The "independence" of non-management nominees will also be taken into account so that at least a majority of the Board will be made up of directors who satisfy the independence standards set forth by NASDAQ and the rules and regulations of the SEC.   Information regarding the nominating policies and procedures of the Committee, the director criteria and Trinity's Bylaws can be found on LANB's website at https://www.snl.com/Cache/1001231562.PDF?O=PDF&T=&Y=&D=&FID=1001231562&iid=1017156.

While Trinity does not have a separate diversity policy, the Committee considers diversity in reviewing its current directors and any potential nominees.  The Committee places value in a Board composed of characteristics reflective of the Company's communities in terms of gender and race, as well as differing perspectives in terms of professional fields, education, skills and community service.  In considering potential nominees to the Board, and when evaluating incumbent directors, the Nominating and Corporate Governance Committee shall seek to, among other factors, promote collegiality among members of the Board, encourage directors to be active participants in the communities served by Trinity and contribute to organizations located in such communities.  The Committee has broad discretion to consider any additional factors it deems relevant to an assessment of a proposed nominee's suitability for the Board.

If a candidate satisfies the initial review, the Committee will conduct an interview of the candidate.  The Committee evaluates all incumbent directors standing for re-election and reviews their independence, qualifications, conduct, background and areas of expertise.  The Committee meets in closed-sessions to discuss each nominee and makes its recommendations to the Board.  The Board will review the recommendations of the Committee and make the final determination of which nominees will be presented for election.

Other Relationships.  There are no arrangements or understandings between any of the directors or executive officers and any other person pursuant to which any of Trinity's directors or executive officers have been selected for their respective positions.  No director or executive officer is related to any other director or executive officer.

Certain Relationships and Related Transactions

Trinity's written Related Party Transaction Policy provides that all relationships between Trinity and any director, executive officer or an entity related to a director or executive officer, will be reviewed, approved or ratified by the Audit Committee, excluding loan transactions falling within the ordinary course of business with the Bank.  All transactions will be reviewed, regardless of type, when the transaction is anticipated to or actually meets or exceeds $120,000 in compensation to the director, executive officer or an entity related to a director or executive officer.  The review will include the details of the relationship, including the nature of the relationship, the anticipated amount of compensation to be paid under the transaction, and, if possible, a comparison of market rates for similar products or services.  The Audit Committee will consider the proposed relationship and either approve or deny the engagement.  Additionally, the relationships with directors and their related entities will be reviewed each year as part of the determination of independence of each director and nominee.  In the event that a relationship is entered into without prior approval of the Audit Committee, it will be provided with detailed information regarding the relationship for ratification.  If the Audit Committee does not ratify the relationship, Trinity will terminate the relationship.  Once a relationship has been created, Trinity will cause a request for proposals to be issued to the director, executive officer or entity related to a director or executive officer not less than every five years.  This request will serve to ensure that Trinity is obtaining products and services on terms at least as favorable as if they were from an unrelated third party.

The types of transactions, relationships and arrangements that are considered in determining independence but are not disclosed as a related party transaction include, but are not limited to, borrowing relationships and business relationships.  Trinity is a bank holding company that controls the Bank, a national bank.  The Bank commonly enters into customary loan, deposit and associated relationships with its directors and executive officers, all of which are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  All loans by the Bank to Trinity's directors and executive officers are subject to the regulations of the Office of the Comptroller of the Currency.  National banks are generally prohibited from making loans to their directors and executive officers at favorable rates or on terms not comparable to those available to the general public or other employees.  The Bank does not offer any preferential loans to Trinity's directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the directors, executive officers and persons who beneficially own more than 10% of Trinity's common stock file reports of beneficial ownership and changes in beneficial ownership with the SEC. These persons are also required to furnish the Company with copies of all Section 16(a) forms they file.  Based on our review of the forms filed during 2017, we believe that all directors and executive officers complied with Section 16(a) reporting requirements.

DIRECTOR COMPENSATION

The Company provides compensation to non-employee directors based on the service they provide to the Company.  The Company's employee director, John S. Gulas, was not provided compensation for his service as a director of the Company or the Bank during 2017.  The Company's employee director was compensated for his positions within the Company during 2017 as described below under "Executive Compensation."

The following table sets forth compensation provided to each of the non-employee directors of the Company and includes compensation for their services as directors of the Bank in 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation (1) ($)	Total ($)
Gregory Antonsen	$25,667	24,000	3,632	53,299
James F. Deutsch (2)	48,000	1,002	3,583	52,585
James E. Goodwin, Jr	32,333	34,000	4,851	71,184
Jeffrey F. Howell	36,000	16,000	3,803	55,803
Samuel T. Hubbard(3)	3,000	1,000	293	4,293
Leslie Nathanson Juris	37,667	12,000	3,632	53,299
Jerry Kindsfather(4)	16,667	31,500	3,522	51,689
Arthur B. Montoya, Jr.	25,000	28,000	3,876	56,876
Tony Scavuzzo (5)	48,000	1,002	3,583	52,585
Charles A. Slocomb	20,500	36,000	4,132	60,632
Robert P. Worcester	24,000	28,000	3,803	55,803

(1)	All Other Compensation consists of tax gross-ups. The Company does not provide for the payment of any tax gross-ups to its NEOs.
(2)
The cash compensation of Mr. Deutsch for service on the board was paid to his employer, Patriot Financial Partners.  Patriot Financial Partners was also reimbursed by the Company for reasonable travel expenses related to Mr. Deutsch's attendance at board meetings.  The stock award compensation was paid directly to Mr. Deutsch.

(3)	Mr. Hubbard joined the Board on November 29, 2017.
(4)	Mr. Kindsfather passed away on June 13, 2017.
(5)
The cash compensation of Mr. Scavuzzo for service on the board was paid to his employer, Castle Creek Capital.  Castle Creek Capital was also reimbursed by the Company for reasonable travel expenses related to Mr. Scavuzzo's attendance at board meetings.  The stock award compensation was paid directly to Mr. Scavuzzo.

The Board made no changes to its non-employee director compensation from 2017 to 2018, as presented in the table below. Each non-employee member of the Board receives the compensation as presented in the following table.

Board or Committee	2017 Fee Schedule ($) (1)	2018 Fee Schedule ($) (3)
Trinity Board of Directors Monthly Retainer	450	450
Bank Board of Directors Monthly Retainer	2,550	2,550
Trinity Board of Directors Annual Stock Grant (2) (4)	12,000	12,000
Trinity and Bank Chair of the Board of Directors Monthly Retainer	833	833
Trinity and Bank Audit Committee Chairman Monthly Retainer	500	500
Trinity and Bank Executive Committee Members Annual Stock Grant (2) (4)	6,000	6,000
Trinity and Bank Chair of the Board of Directors Annual Stock Grant (2)	8,000	8,000
Trinity and Bank Audit, Compensation, Enterprise Risk Management, Nominating and Corporate Governance, Bank Loan and Trust and Investment Committees Chairman Annual Stock Grant (2) (4)	4,000	4,000

(1)	The 2017 Fee Schedule was approved on December 20, 2017 with an effective date of January 1, 2017.
(2)
The 2017 annual stock grants were based on $4.75 per share, which was the price paid on December 19, 2016 by the investor groups for their $52 million ownership interest.  For their 2017 monthly retainer payments, directors could elect to receive their compensation in a combination of cash and/or stock.  Stock for these elections was issued quarterly based on the higher of $4.75 per share, the price paid on December 19, 2016 by investor groups, or the last reported sale price of the Company's stock at the close of business on the last business day closest to the 15th of the third month in each quarter.  The grant prices were $4.75 per share for the first, second and third quarter of 2017 and $6.75 per share for the grant made in the fourth quarter of 2017.

(3)	On November 29, 2017, the Board Compensation Fee Schedule was approved and effective on January 1, 2018.
(4)
The 2018 stock grant are paid semi-annually.  The first semi-annual grant was approved by the Board in December 2017 and issued in January 2018 at $6.75 per share, the closing price of the Company's stock on December 15, 2017.  The value of the annual stock grant associated with the two directors representing investor groups are paid semi-annually.

Under the Trinity Capital Corporation Directors Deferred Compensation Plan, approved March 24, 2015, directors may choose to defer some or all of their annual cash retainers.  Deferred compensation will be invested in an interest-bearing account.  In 2017, no board members elected to defer a portion of board fees earned.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Trinity's shares of common stock by:

•	Any person who is known to Trinity to own beneficially more than 5% of Trinity's common stock;
•	Each of Trinity's directors;
•	Each of Trinity's named executive officers; and
•	All current executive officers and directors as a group.

All shares of common stock are owned with sole voting and investment power by each person listed, unless otherwise indicated by footnote.  Beneficial ownership as of the dates noted has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of March 31, 2018. The shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2018, are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person.  The address of each beneficial owner is c/o Trinity, 1200 Trinity Drive, Los Alamos, New Mexico 87544, unless otherwise indicated by footnote.  As of March 31, 2018, there were 19,675,356 shares of common stock outstanding of which 11,631,064 were shares of voting common stock.  As of March 31, 2018 none of the directors or executive officers listed below own shares of the Company's non-voting common stock.

		As of February 28, 2018
Name	Reporting Type	Beneficial Ownership	Percent of Class
Directors and Named Executive Officers:
Gregory G. Antonsen	Director	21,456	*
Thomas G Dolan (1)	Chief Financial Officer	300,000	*
James Deutsch	Director	211	*
James E. Goodwin, Jr. (2)	Director	89,565	*
John S. Gulas (3)	Director and Chief Executive Officer	91,901	*
Jeffrey F. Howell	Director	45,581	*
Samuel T Hubbard	Director	5,333	*
Leslie Nathanson Juris	Director	19,738	*
Joseph M. Martony (4)	Chief Risk Officer	35,446	*
Arthur B. Montoya, Jr. (5)	Director	41,926	*
Tony Scavuzzo	Director	211	*
Charles A. Slocomb (6)	Director	66,071	*
Robert P. Worcester (7)	Director	80,026	*
All of our Directors and Executive Officers as a group (16 individuals) (8)		821,885	7.07%

Principal Shareholders:
Castle Creek Capital Partners VI LP 6051 El Tordo Rancho Santa Fe, CA 92067	5% Shareholder	1,151,475	9.90%
Patriot Financial Partners II, LP (9) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104	5% Shareholder	909,567	7.99%
Strategic Value Investors LP 2000 Auburn Drive, Suite 300 Beachwood, OH 44122	5% Shareholder	1,124,092	9.87%
Trinity Capital Corporation ESOP (10)	5% Shareholder	831,645	7.30%

* Indicates that the individual owns less than 1% of Trinity Voting Common Stock.

(1)	Mr. Dolan holds 81,250 RSUs awarded on August 22, 2017 which are not included in the total as these RSUs are not yet vested.
(2)
Mr. Goodwin shares voting and investment power in 15,000 shares with his spouse.  The James E. Goodwin, Jr. 2010 Trust holds 10,000 shares which was gifted to the trust by Mr. Goodwin.  Mr. Goodwin does not have any voting or investment power over such shares.  Mr. Worcester is one of the Trustees of the trust and has voting and investment power over such shares.

(3)
Mr. Gulas holds 6,627 RSUs awarded on February 23, 2016, 19,263 RSUs awarded on April 26, 2017, and 100,000 RSUs awarded on August 22, 2017 which are not included in the total as these RSUs are not yet vested.

(4)	Mr. Martony holds 6,894 RSUs awarded on April 26, 2017 and 32,500 RSUs awarded on August 22, 2017 which are not included in the total as these RSUs are not yet vested.
(5)
Dr. Montoya shares voting and investment power in 39,997 shares with his spouse. The remaining 300 shares are held by the Arthur B. Montoya, Jr., DDS Profit Sharing Plan over which Dr. Montoya shares voting and investment power.

(6)	Mr. Slocomb shares voting and investment power in 64,071 shares with his spouse.
(7)
Mr. Worcester shares voting and investment power over 23,938 shares with his spouse.  Mr. Worcester serves as Trustee to the James E. Goodwin, Jr. 2010 Trust and has voting and investment powers over the 29,195 shares held therein.

(8)	The total percentage of ownership for all Directors and Executive Officers includes all options exercisable within 60 days of February 28, 2018.
(9)
The following are members of the "Patriot Financial Group": each of Patriot Financial Partners II, L.P. and Patriot Financial Partners Parallel II, L.P. (together, the "Patriot Funds"), Patriot Financial Partners, GP II, L.P., the general partner of the Patriot Funds ("Patriot GP"), Patriot Financial Manager II, L.P., which provides advisory services to certain members of the Patriot Financial Group, Patriot Financial Partners, GP II, LLC, general partner of Patriot GP ("Patriot LLC") and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC, and James F. Deutsch who is a member of the investment committees (along with Messrs. Wycoff, Lubert and Lynch) which make investment decisions on behalf of the Patriot Funds.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.  Mr. Deutsch disclaims beneficial ownership.

(10)
Of the 831,645 shares held by Trinity's Employee Stock Ownership Plan (the "ESOP") as of February 28, 2018, all were allocated or will be allocated to the individual participants' accounts.  The address of the ESOP is 1200 Trinity Drive, Los Alamos, NM 87544.

Stock Ownership Requirements.  Under 12 U.S.C. Section 72, our directors are required to own a minimum of $1,000 in the Company's stock. Each of the Company's directors satisfies this requirement as set forth in the table above.  In January 2017, the Board approved the Trinity Capital Corporation Non-Employee Director Stock Ownership Guidelines which sets the minimum amount of stock certain directors (excluding any directors that serve as a representative of 5% or more owners of the Company's common stock) must own equal to two times the director's base retainer and provides a period of time to obtain such ownership.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement.

John S. Gulas.  See "Board of Directors" above.

Thomas G. Dolan.  Mr. Dolan, age 58, also known as Tom, has been Chief Financial Officer of Trinity since June 29, 2017. Mr. Dolan has been Chief Financial Officer of the Bank since June 19, 2017, after joining the Bank in April 2017 as its Senior Financial Officer. He served as the Executive Vice President and Chief Operating Officer of Anchor BanCorp Wisconsin Inc. and AnchorBank, Fsb from September 3, 2014 until September 30, 2016, after it was acquired by Old National Bank. He served as the Chief Financial Officer and Treasurer of AnchorBank, Fsb until September 3, 2014 and October 2013, respectively. He served as the Executive Vice President, Chief Financial Officer and Treasurer of Anchor Bancorp Wisconsin Inc. and AnchorBank, Fsb from March 1, 2011 to September 2014.  Mr. Dolan has more than 25 years of experience with LaSalle Bank and Bank of America and was the sole owner and Managing Director of Northern Pointe Consulting ("NPC"), a financial institution consulting firm since 2008. Prior to his work with NPC, Mr. Dolan served as the Group Senior Vice President, Chief Operating Officer of Specialty Banking for LaSalle Bank from 2000 to 2008, when he left LaSalle to start NPC. Mr. Dolan holds an M.B.A. from the University of Chicago with a concentration in Finance and a B.S. degree in Finance from Loyola University of Chicago.

Thomas M. Lilly.  Mr. Lilly, age 58, has served as Chief Credit Officer of the Bank since July 2013.  Mr. Lilly was previously employed as Chief Credit Officer at The National Bank in Bettendorf, Iowa from August 2009 to July 2013.  Mr. Lilly as served as the Chief Credit Officer of West Valley National Bank in Goodyear, Arizona from January 2008 to January 2009.  Mr. Lilly has over 30 years' experience as a commercial lender and Chief Credit Officer.

Yin Y. ("Eddie") Ho.  Mr. Ho, age 65, has served as Chief Information Officer since September 29, 2014.  Mr. Ho was previously employed as Executive Vice President and Chief Information Officer at OmniAmerican Bank in Fort Worth, Texas from October 2008 until the bank was acquired by Southside Bank of Tyler, Texas.  Mr. Ho has performed key leadership roles as Chief Information Officer, Chief Information Security Officer, Technology Risk Management, and Enterprise Architect for IBM, Dell, Grant Thornton, Blockbuster, and Financial Institutions.  He is a frequent speaker for Banking and Finance Industry group in governance, risk, and cybersecurity areas, and was an adjunct professor at University of Texas in Arlington and University of North Texas.  Mr. Ho is the author of a network technology book and has served as publisher/editor-in-chief of information technology magazines.  Mr. Ho holds a B.S. from University of Wisconsin, an M.S. in Computer Science from North Dakota State University, and holds CIPP, CISA, CISM, CGEIT, and CISSP certification.

Stan Sluder.  Mr. Sluder, age 50, has served as Chief Lending Officer for the Bank since May 2015.  Mr. Sluder was most recently employed as Market President and Chief Lending Officer for Peoples Bank in New Mexico. Peoples Bank is a family-owned state-chartered member bank headquartered in Lawrence, Kansas.  Mr. Sluder was responsible for growth and profitability of the bank in New Mexico since 1998.  Mr. Sluder is a graduate of New Mexico State University with a B.S. in Communication Studies.

Joe Martony.  Joe Martony, age 53, has served as Chief Risk Officer for the Bank since January 2016.  Mr. Martony was most recently employed as Executive Vice President and Chief Risk Officer for SKBHC Holdings LLC ("SKBHC"), Starbuck Bancshares, Inc. and AmericanWest Bank from 2010 to 2015.  During that five-year time period, SKBHC, based in Seattle, Washington, grew to a $4 billion financial institution through a series of community bank acquisitions.  Prior to SKBHC, Mr. Martony held senior risk management positions at Mutual of Omaha Bank and First National Bank, both located in Scottsdale, Arizona.  From 1987 to 2006, Mr. Martony was a National Bank Examiner for the Office of the Comptroller of the Currency.  He is a graduate of Indiana University, with a B.S. degree in Business Finance.

EXECUTIVE COMPENSATION

General.  The Company's compensation programs are designed with the intention of aligning the Company's culture, philosophy and strategy with the goal of providing long-term, sustainable growth for its investors.  In an effort to foster this alignment, the Compensation Committee bases the Company's compensation programs on four objectives.  First, compensation awarded should reflect the qualifications, skills, experience and responsibilities of each named executive officer ("NEO") on an individual basis.  Second, the Compensation Committee should structure the compensation programs in a manner that the Committee believes will enable the Company to attract and retain the most qualified and highly skilled employees available by providing competitive compensation and benefits.  Third, the Compensation Committee should establish a compensation program to incentivize and motivate NEOs to achieve superior job performance, deliver excellent customer service, and surpass his or her personal goals and contribute to the overall success of the Company while operating the Company in a safe and sound manner.  Finally, the compensation programs should be designed to encourage both generation of income and reduction of expenses by making employees owners of the Company, thereby aligning their interests with those of the Company's stockholders.

Compensation is awarded both on the basis of individual performance and the Company's success.  The NEOs participate in many of the same compensatory programs on the same terms as other employees of the Bank. These programs are designed to reward longevity and corporate performance, thereby helping to align employees' interests with those of its stockholders.

Individual performance factored into the Committee's decisions more heavily than did the performance of the Company.  The financial indicators were based upon the budget created by management and approved by the Board and focused primarily on the then-reported returns for LANB, including return on average equity, asset quality, efficiency, net income and return on average assets, as well as regulatory compliance and efforts made toward correcting deficiencies identified in the regulatory enforcement actions.  The Compensation Committee sets expectations of meeting or exceeding corporate goals, but takes into account other internal and external factors that influence the levels of success that can be achieved in the given year.  As a result, the Committee retains the flexibility and full discretion to determine whether and at what level to reward its NEOs based on corporate performance even if the targets are not fully achieved.

Regulatory Considerations.  As a bank holding company, the Company must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness (the "Safety and Soundness Standards"), the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Office of the Comptroller of the Currency (the "OCC" and together with the Federal Reserve, the "Regulatory Agencies") have long held that excessive compensation is prohibited as an unsafe and unsound practice.  In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the Regulatory Agencies have indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The Regulatory Agencies encourage financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  Finally, the Regulatory Agencies provide that, in order to give proper context, such an assessment must be made in light of the institution's overall financial condition.

In addition to the Safety and Soundness Standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the "Guidance").  Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to complement the Safety and Soundness Standards.  The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness Standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution.  With respect to such individuals, the Guidance is intended to focus an institution's attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

The Compensation Committee, with the assistance of its advisors and Company management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act (or the Dodd-Frank Act) enacted in July 2010.  While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when finalized or issued.  The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Guidance.

Finally, in addition to the foregoing, the Company is also subject to the SEC's rules regarding risk assessment.  Those rules require a publicly-traded company to determine whether any of its compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.

The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for its NEOs.  In this regard, the Compensation Committee regularly revisits the components of the frameworks set forth in the Safety and Soundness Standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company's compensation programs for its NEOs.  The Compensation Committee believes the Company has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans.  The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

Summary Compensation Table.  During 2017, the Company's NEOs were John S. Gulas, Thomas G. Dolan, and Joseph M. Martony.  The following table contains the summary of compensation awarded to, paid to or earned by the NEOs in 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Stock Awards (2)($)	All Other Compensation ($)	Total ($)
John S. Gulas, Chief Executive Officer of Trinity and the Bank (3)	2017	401,794	145,818	612,247	16,359	$1,176,218
	2016	394,833	84,643	79,516	8,625	$567,617
Thomas G. Dolan, Chief Financial Officer of Trinity and the Bank (4)	2017	201,923	-	385,938	30,273	$618,133

Joseph M. Martony, Chief Risk Officer of the Bank	2017	230,487	57,870	203,490	500	$492,347

(1)	Amounts reported in this column were paid out in accordance with the Short Term Incentive Compensation Program. See description below under Grant of Plan-Based Awards.
(2)
Amounts reported in this column reflect the aggregate grant date fair value of RSUs, computed in accordance with ASC Topic 718.  The assumptions used in calculating these amounts are set forth in Note 13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Other Compensation paid to Mr. Gulas in 2017 consists of an annual vehicle allowance ($8,827) and country club dues ($7,532).
(4)
Mr. Dolan was hired on April 17, 2017 and was appointed Chief Financial Officer on June 29, 2017.  Other Compensation paid in 2017 consists of relocation assistance ($30,000) and fitness reimbursement ($273).

The NEO compensation historically has consisted of base salary, benefits, profit sharing, ESOP contributions, ESOP top-heavy cash payments for salaries in excess of plan caps, discretionary performance bonuses and discretionary stock incentives.  NEOs have generally been eligible to participate in all benefits on an equal basis with all other employees.

Base Salary.  The salary levels of all employees, including the NEOs, are set to reflect the duties and levels of responsibilities inherent in the position, the competitive conditions in the banking business in the Company's market area and the value received by the Company from that employee.  The base salaries of the NEOs are reviewed annually.  In setting base salaries, a number of factors relating to the individual, including the individual's performance, historic salary levels, job responsibilities, level of expertise, ability and knowledge of position and complexity of the Company's operations are also considered.  These factors are considered in the aggregate and none of the factors are accorded a specific weight.  The salary for Mr. Gulas is set annually by the Board, based on the recommendations of the Compensation Committee.  Mr. Gulas sets the salaries for the other executive officers.

Short-Term Incentives.

Performance Bonuses.  The Company has adopted a short-term incentive compensation program (the "Program") designed to reward select individuals and teams for meeting or exceeding quality standards, risk mitigation standards, sales and income goals and to assist in the retention of key employees.  All employees are eligible to participate in the Program with the exception of commission-based employees.  Under the Program, performance goals are established annually and are determined based on an employee's title and functional responsibility within the Bank.  Awards made under the Program are subject to recoupment by the Company in the event of a material error or the necessity for a restatement of the data upon which the award was based.  Each of the NEOs received an award under the Program for 2017.

Profit Sharing Program.  The Company makes annual profit sharing payments to employees, based upon the Company's performance and profitability.  The Company provides for the profit sharing program on the belief that sharing corporate profits is an effective motivating technique for employees.  The Company believes that sharing profits leads to employees who are more conscientious in reducing costs and increasing income and efficiency, and aligning employee interests with those of the Company's stockholders.  All eligible employees participate, on a proportional basis, in the Company's profit sharing program; however, the program is not part of a tax-qualified retirement plan.  All eligible employees have received the same percentage of their eligible compensation, consisting primarily of their base salaries, through the program.  Full time employees become eligible for profit sharing participation the year following the completion of 18 months of service.  The Company's payments under the profit sharing program are based upon the recommendation of the Compensation Committee and determination by the full Board in consideration of the performance and profitability of the Company and is entirely discretionary.  In light of the restatements of the Company's financial statements and as no dividends were paid to the Company's stockholders, the Compensation Committee and the Board determined that no payments would be made under the profit sharing program for either 2016 or 2017.

Employee Stock Ownership Plan.  The Company contributes to its ESOP based on its belief that employee/owners act differently than employees who do not have a personal stake in their company.  The Company contributes to the ESOP to enhance its culture of ownership and to provide a retirement saving opportunity for its employees.  The ESOP is fully funded by the discretionary contributions of the Company and participants cannot invest their own funds in the plan.  The ESOP is the Company's largest stockholder, giving the Company's employees and stockholders the common interest of enhancing the value of the Company's stock.  All eligible hourly and salaried employees participate, on a proportional basis, in the ESOP.  Full-time employees become eligible for ESOP participation the year following the completion of 1,000 hours of service.  An employee's ownership of his or her ESOP account currently vests incrementally over a period of six years.  The Company's contribution to the ESOP is recommended by the Compensation Committee and determined by the full Board based on the profitability of the Company and is entirely discretionary.  In light of the restatements of the Company's financial statements and as no dividends were paid to the Company's stockholders, the Compensation Committee and the Board determined that no contributions would be made to the ESOP for either 2016 or 2017.

Long-Term Equity Incentive Compensation Program.  The Compensation Committee, from time to time, includes grants of long-term equity compensation awards as part of the annual compensation provided to the NEOs. In deciding to award stock incentives, the Compensation Committee considers a number of factors, including the number of awards outstanding or previously granted and the aggregate size and value of current awards.  The Company typically grants stock incentives to key employees, including its NEOs, as motivation to enhance the appreciation of the Company's stock price and returns, to reward their efforts through the long-term appreciation of the Company's stock price and to strengthen retention of key employees and NEOs.  The full benefit of nonqualified stock options ("NQSOs") and stock appreciation rights ("SARs") is only realized upon the appreciation of the Company's stock price, providing an incentive for participants to create value for the Company's stockholders by delivering consistent and sustainable returns.  RSUs provide benefit to the grantee upon vesting through an increased ownership of the Company's stock, with additional benefit during the vesting period through appreciation of the stock price and entitlement to dividend equivalents.

The Company currently grants equity awards under the Trinity Capital Corporation 2015 Long-Term Incentive Plan ("2015 Plan").  The following is a brief description of the material terms of the 2015 Plan, which became effective January 22, 2015, and is qualified in its entirety by reference to the full text of the 2015 Plan, which may be found as Exhibit 10.22 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on October 31, 2016.  There were 452,782 RSUs issued under the 2015 Plan outstanding as of December 31, 2017.

•
As of the date of this proxy statement, a maximum of 530,477 shares of the Company's common stock are reserved for issuance.  In February 2018, the Board approved an increase to the number of shares of common stock reserved under the 2015 Plan by 500,000 shares.

•
A maximum of 100,000 options and SARs may be granted to an individual as "performance-based compensation" during any calendar year.  Shares delivered will be authorized but unissued shares of the Company common stock, treasury shares or shares purchased in the open market or otherwise.

•
In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of the Company's common stock, appropriate and equitable adjustments will be made to the number and kind of shares of the Company's common stock available for grant, as well as to other maximum limitations under the 2015 Plan, and the number and kind of shares of the Company common stock or other rights and prices under outstanding awards.

•
The 2015 Plan is an "omnibus" stock plan that permits the Compensation Committee to utilize various types of equity-based awards, including stock options, stock appreciation rights and restricted stock units.

•
The exercise price of any stock option granted may not be less than the fair value of the Company's common stock on the date the option is granted.  The option price is payable in cash, shares of the Company's common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

•	The 2015 Plan does not permit the repricing of stock options or SARs without the approval of stockholders or the granting of discounted options.

The Compensation Committee delegates administration of the awards to management.  The Company does not have a program, plan or practice to time equity award grants to its executives in coordination with the release of material non-public information nor does the Company time the release of material non-public information for the purpose of affecting the values of executive compensation.

Except as described in the preceding sentence, the Company has not repriced any compensation awards, including stock options or SARs, nor has it made any material modifications to its stock incentive plans or awards.

The Company's stock incentive awards generally have been priced at or above the fair value of the Company's stock based on the last reported sale price as of the date of grant, which is also the date of approval. Prior to its listing on the OTCQX on September 11, 2017, the Company awarded all RSUs based on the last reported market price of the Company's common stock on the award grant date.  Since being listed on the OTCQX, the Company has awarded all RSUs based on the closing price of its common stock on the grant date.

Mr. Gulas and certain other senior officers of the Bank were eligible for incentive-based compensation to be earned in 2017 pursuant to the 2015 Plan.  Awards pursuant to the 2015 Plan are both discretionary and based upon performance metrics.  The performance metrics are aimed at encouraging growth and increasing profitability and ensuring appropriate risk management.  Certain equity awards vest in equal installments over a three-year period.  Other equity awards require profitability in subsequent years as a prerequisite to vesting, among other requirements. Awards made under the 2015 Plan are subject to recoupment by the Company in the event of a material error or the necessity for a restatement of the data upon which the award was based.

The following table sets forth information regarding each grant of an award to an NEO in 2017 under the 2015 Plan.

Name	Grant Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (2) ($)
John S. Gulas	04/26/2017	28,894	$137,247
John S. Gulas	08/22/2017	100,000	475,000
Thomas G. Dolan	08/22/2017	81,250	385,938
Joseph M. Martony	04/26/2017	10,340	49,115
Joseph M. Martony	08/22/2017	32,500	$154,375

(1)  Restricted stock units reflected in this column that were granted on April 26, 2017 will vest equally on the first, second, and third anniversary of the grant date.  The restricted stock units granted on August 22, 2017 will vest based on attainment of certain return on asset metrics.  The initial vesting is 50% on March 31, 2019 if the target return on assets is met with the remainder vesting in 25% increments on March 31, 2020 and March 31, 2021 respectively.  If the return on asset metric is not met on the target vesting date but is subsequently reached upon the following vesting date, the restricted stock awards will vest on the subsequent date.

(2)  The last reported sale price of the Company's common stock on April 26, 2017 and August 22, 2017, the respective grant dates of the stock award reflected in this column, was $4.75.

Vesting of Equity Awards in 2017.  The following table sets forth information regarding the vesting of restricted stock awards for each NEO during the year ended December 31, 2017 under the 2015 Plan.

Name	Grant Date	Number of Shares of Stock or Units (#)	Value Realized on Vesting of Awards ($)(1)
John S. Gulas	02/23/2016	$6,626	$31,474

(1) The value realized upon vesting is based upon the value of the common stock of the Company on the vesting date of the restricted stock units.  This value of $4.75 is the last reported sale price of the Company's stock on February 23, 2017.

Outstanding Equity Awards as of 2017 Year-End.  The following table provides information as of December 31, 2017 regarding outstanding equity awards held by the NEOs.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Fair Value of Shares or Units of Stock That Have Not Vested (2) ($)
John S. Gulas	-	-	-	-	142,147	995,029
Thomas G. Dolan	-	-	-	-	81,250	568,750
Joseph M. Martony	-	-	-	-	42,840	299,880

(1)
Restricted stock units reflected in this column that were granted on February 23, 2016 and April 26, 2017 will vest equally on the first, second, and third anniversary of  the grant dates.  The restricted stock units granted on August 22, 2017 will vest based on attainment of certain return on asset metrics.  The initial vesting is 50% on March 31, 2019 if the target return on assets is met with the remainder vesting in 25% increments on March 31, 2020 and March 31, 2021 respectively.  If the return on asset metric is not met on the target vesting date but is subsequently reached upon the following vesting date, the restricted stock awards will vest on the subsequent date.

(2)
The fair market value of the shares subject to restricted stock units that have not vested is based upon the value of the Company's common stock on December 29, 2017, the last business day of the Company's fiscal year.  The closing market price of the stock on the OTCQX on December 29, 2017 was $7.00 per share.

Employment Agreements.  During 2017, the Company had in place employment agreements with Mr. Gulas and Mr. Martony.  The Company entered into these agreements to provide certainty in the relationships between the Company and these key employees in relation to their positions, as well as to establish non-compete and non-solicitation agreements and change in control provisions.  The key provisions of these agreements are summarized immediately below and in the "Potential Payments upon Termination or Change in Control" section below.

Each employment agreement provides for a two-year initial term, after which the employment agreement automatically renews for one-year terms.  The employment agreements contain non-competition, non-solicitation, non-disparagement and confidentiality provisions, equitable enforcement provisions, and dispute resolution provisions. The employment agreements also require Messrs. Gulas and Martony to provide 90 days' notice of any intent to terminate employment voluntarily.  Each of the employment agreements referenced above precondition the receipt of any severance pay or other benefits upon a general release of claims against Trinity and the Bank.

The employment agreements also include a provision that requires the adjustment or recovery of awards or payments upon restatement or other adjustment of relevant company financial statements or performance metrics. Thus, to the extent that such adjustment or recovery is required under applicable securities or other law, the Company's employment agreements provide that the executive will make restitution.  These summaries are qualified in their entirety by reference to the full employment agreements, copies of which are listed as exhibits on our Annual Report on Form 10-K for the year ended December 31, 2017.

Change in Control Agreements.  During 2017, the Company had in place a two-year change in control agreement with Mr. Dolan. The agreement provides if (a) there is a change in control within one year of inception of employment and within one year following any change in control, and the successor fails to continue employment other than for Cause (as defined in the agreement) or effects a material diminution in Mr. Dolan's compensation or authority, among other things, without his consent, Mr. Dolan will be entitled to (i) a lump sum payment equal to one times annual base salary, (ii) the earned but unpaid annual incentive bonus, if any, and (iii) the accrued but unpaid annual base salary for the period ending on the date of the termination.  See "Potential Payments upon Termination or Change in Control" section below.

Potential Payments upon Termination or Change in Control.  The table below sets forth the estimated amount of incremental compensation payable to each of the NEOs upon different employment termination and change in control scenarios as though the troubled condition rules did not apply.  All change in control payments due to Mr. Gulas, Mr. Martony and Mr. Dolan are limited in order to avoid application of an excise tax under Internal Revenue Code Section 280G.  The amounts shown assume the hypothetical payment event was effective as of December 31, 2017, and that the price of the Company's common stock was the closing price of $7.00 on December 31, 2017 (the last trading day of the year).

Potential Payment Event	John S. Gulas		Joseph M. Martony		Thomas G. Dolan
Voluntary Termination (including Retirement)	None		None		None
Termination without Cause (no Change in Control)	None		None		None
Termination for Cause (no Change in Control)	None		None		None
Involuntary Termination following Change in Control	$424,360	(1)	$236,900	(2)	$300,000	(3)
Termination Due to Death or Disability	$995,029	(4)	$299,880	(4)	$568,750	(4)
Change in Control (no Termination)	$995,029	(4)	$299,880	(4)	$568,750	(4)

(1)
Under his employment agreement, Mr. Gulas is entitled to receive, in addition to his accrued but unpaid benefits, a lump sum payment equal to 100% of his annual base salary at the time of such termination in the event of a termination of his employment (a) by the Company or its successors without cause (as defined in his agreement) within six months before or 12 months after a change in control of the Company, (b) by him for good reason (as defined in his agreement) within six months before or 12 months after a change in control of the Company, or (c) by him for any reason within 30 days following a change in control of the Company.

(2)
Under his employment agreement, Mr. Martony is entitled to receive, in addition to his accrued but unpaid benefits, a lump sum payment equal to 100% of his annual base salary at the time of such termination, plus his prorated incentive bonus for the year in which such termination occurs (provided that such target level performance has been achieved through the date of termination), in the event of a termination of his employment (a) by the Company or its successors without cause (as defined in his agreement), (b) by him for good reason (as defined in his agreement), or (c) by him for any reason within 30 days following a change in control of the Company.

(3)
Under his change in control agreement, Mr. Dolan is entitled to a lump sum payment equal to one times his annual base salary, earned but unpaid annual incentive bonus, if any, earned but unpaid annual base salary, accrued but unpaid paid time off and unreimbursed business expenses in the event (a) there is a change in control within one year of the inception of his employment, and (b) within one year following such change in control, either (i) Mr. Dolan's employment is terminated by the Company's successor without cause (as defined in his agreement) or (ii) such successor effects a material diminution in his base compensation and benefits, duties, responsibilities and/or authority without Mr. Dolan's consent.

(4)
The outstanding RSUs awarded to Mr. Gulas, Mr. Martony and Mr. Dolan under the 2015 Plan would vest 100% upon Mr. Gulas', Mr. Martony's and Mr. Dolan's death or disability or following a change in control of the Company.

Compensation Claw-backs.  Upon completion of the restatement of financial data contained in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on December 12, 2014, the Company initiated a compensation claw-back in accordance with applicable law.  The claw-backs included all persons subject to claw-back requirements who received incentive compensation based upon the Company's performance during 2013, 2012, 2011 and 2010.  The total of the claw-backs is approximately $97 thousand of which over $78 thousand was recovered as of March 31, 2018.

Tax and Accounting Considerations. In consultation with advisors, the tax and accounting treatment of each of the Company's compensation programs is evaluated at the time of adoption and, as necessary, with changes in tax or other applicable rules or conditions making such a review prudent to ensure we understand the financial impact of each program on the Company and the value of the benefit provided to the Company's officers and employees.

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (the "Tax Reform") was signed into law, Code Section 162(m) generally limited the Company's Federal income tax deduction for certain executive compensation in excess of $1 million paid to the Chief Executive Officer and the three highest compensated officers (other than the Chief Financial Officer) serving at the end of the year. The $1 million deduction limit does not apply, however, to "performance-based compensation," as that term is defined in Code Section 162(m). In 2017, the limitation on deductibility of compensation to the Company's officers did not affect the Company's compensation practices nor did the Company pay any officers an amount in excess of the applicable deductibility limit.

Under the Tax Reform, the performance-based exception has been repealed and the $1 million deduction limit now applies to (1) anyone serving as the chief executive officer or the chief financial officer of the Company at any time during the taxable year, (2) the top three other highest compensated executive officers of the Company serving at the end of the taxable year, and (3) any individual who had been a covered employee of the Company for any taxable year of the Company that started after December 31, 2016. However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. Because of ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit.

PROPOSAL NO. 2: APPROVAL OF
A NON-BINDING ADVISORY RESOLUTION APPROVING
THE COMPENSATION OF TRINITY'S NAMED EXECUTIVE OFFICERS

As provided by Section 14A of the Exchange Act, we are asking you to approve, on a non-binding advisory basis, the compensation of the Company's NEOs as described this Proxy Statement.  While this say-on-pay vote is required, it is not binding on our Board of Directors, the Compensation Committee or the Company.  However, the Compensation Committee intends to take into account the outcome of the vote when making future compensation decisions for the NEOs.  In response to the preference expressed by our stockholders at the 2014 annual meeting, the Board adopted a policy to hold this non-binding advisory vote annually.

At the Company's 2017 annual meeting, more than 95% of voting stockholders approved the non-binding advisory proposal on the 2016 compensation of the NEOs.  Based on this consideration and the other factors described in this Proxy Statement, the Compensation Committee did not alter the policies or structure for the NEOs' compensation for 2017 relative to 2016.

The Board recommends that stockholders again approve and support the decisions pertaining to the compensation of our NEOs.  Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.  Stockholders are urged to read the "Executive Compensation" section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosures that describe the compensation of our NEOs in 2017.

The Company intends to hold its next say-on-pay vote at the 2019 annual meeting of stockholders.

Resolution to be Approved

We ask our stockholders to approve the following resolution:

"Resolved, that the stockholders approve, on an advisory basis, the compensation of Trinity Capital Corporation's named executive officers as disclosed under Executive Compensation, including the compensation tables, and the accompanying narrative disclosures, contained in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders, dated April 20, 2018, pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

Recommendation of the Board of Directors

The Board recommends a vote "FOR" the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Management has the responsibility for the preparation of Trinity's financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB").  The Committee met and held discussions with management and Crowe Horwath regarding the fair and complete presentation of Trinity's audited 2017 financial statements and the assessment of the quality and adequacy of Trinity's internal control over financial reporting.  The Committee reviewed and discussed Trinity's policies with respect to risk assessment and risk management.  The Committee discussed with Trinity's Internal Auditor and Crowe Horwath the overall identification of audit risks, scope and plans for their respective audits.

The Audit Committee has discussed with Crowe Horwath the matters required to be discussed by applicable standards as adopted by the PCAOB.  In addition, the Audit Committee has received the written disclosures and the letter from Crowe Horwath relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with Crowe Horwath that firm's independence from Trinity.

In reliance upon the Audit Committee's review and discussions with management and Crowe Horwath, and its review of the representations of management and the report of Crowe Horwath to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in Trinity's Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee:
Samuel T. Hubbard, Chair
James E. Deutsch Charles Slocomb James E. Goodwin, Jr.
Jeffrey F. Howell
Robert P. Worcester

Audit and Other Fees Paid

Aggregate fees for professional services rendered for Trinity by Crowe Horwath for the years ended December 31, 2017 and 2016, including the restated periods, are described below.
	2017	2016
Services Provided	(dollars in thousands)
Audit Fees, including audits of our consolidated financial statements	$2,208	$2,069
Audit Related Fees, including assurance related services the majority of which relate to the audits of Trinity's ESOP and 401(k) plan and evaluation of compliance with the Sarbanes-Oxley Act of 2002	310	-
Tax Fees, including preparation of our federal and state income tax returns and non-routine tax consultations	85	41
All Other Fees	6	10
TOTAL	$2,609	$2,120

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Under the provisions of its charter, the Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm's compensation.  In accordance with its charter, the Audit Committee reviews and pre-approves all audit services and permissible non-audit services provided by the independent registered public accounting firm to Trinity or the Bank and ensures that the independent public accounting firm is not engaged to perform non-audit services prohibited by law, rule or regulation.  During the years ended December 31, 2017 and 2016, all services were approved in advance by the Audit Committee in compliance with these processes.  The Audit Committee concluded that the provision of such services by Crowe Horwath was compatible with the maintenance of each firm's independence in the conduct of its auditing functions.

PROPOSAL NO. 3: APPROVAL OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee appointed Crowe Horwath as the independent registered public accounting firm of Trinity and LANB for the fiscal year ending December 31, 2018.  Although we are not required to seek stockholder ratification in the selection of our accountants, we believe obtaining stockholder ratification is desirable.  In the event that our stockholders do not ratify the appointment of Crowe Horwath, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of us and our stockholders.

Management expects that a representative of Crowe Horwath will be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board recommends a vote "FOR" the ratification of the selection of Crowe Horwath as the independent registered public accounting firm of Trinity for the fiscal year ending December 31, 2018.

STOCKHOLDER PROPOSALS

The regulations of the SEC require any stockholder wishing to include a proposal in our proxy statement for our 2019 Annual Meeting of stockholders to present the proposal to Trinity at 1200 Trinity Drive, Los Alamos, New Mexico 87544 no later than January 30, 2019.  Proposals should be directed to the attention of our Corporate Secretary.  We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Stockholder Director Nomination Procedure.  Stockholders may nominate candidates for the Board by following the procedures detailed in Trinity's Amended and Restated Bylaws or the Stockholder Nomination Procedures located at http://www.snl.com/Cache/1500095747.PDF?O=PDF&T=&Y=&D=&FID=1500095747&iid=1017156.  The Bylaws can be found at https://www.snl.com/Cache/1001231562.PDF?O=PDF&T=&Y=&D=&FID=1001231562&iid=1017156.

The following is a summary of the process for stockholder nominations:

•	The stockholder must provide a written statement suggesting an individual as a candidate that includes the information required below.

•
The statement must be received by the Corporate Secretary, in the case of an annual meeting, not less than 90 days and not more than 120 days prior to the first anniversary (day and month) of the previous year's annual meeting, and in the case of a special meeting, not less than 90 days nor more than 120 days in advance of the date (day and month) of the special meeting.

The stockholder's written statement must set forth, as to each person whom the stockholder proposes to nominate for election as a director:

(i) the name, age, business address and residential address of such person;

(ii) the principal occupation or employment of such person;

(iii) the class and number of shares of the corporation's stock which are beneficially owned by such person or by any Shareholder Associated Person on the date of such stockholder notice;

(iv) any puts, options, warrants, derivatives, hedged positions, synthetic or temporary ownership interests, swaps, securities loans, timed purchases and other economic or similar positions, securities or interests held by such stockholder, beneficial owner, if any, or any Shareholder Associated Person with respect to the corporation's securities;

(v) any voting agreement, voting trust, proxy (other than a revocable proxy given solely in response to a solicitation made by such stockholder to all of the corporation's other stockholders pursuant to a proxy solicitation statement, a true and complete copy of which has previously been delivered to the Secretary of the corporation at the principal executive officers) or other contract, agreement, arrangement or understanding pursuant to which such stockholder, beneficial owner, if any, or any Shareholder Associated Person has a right to vote any class or series of shares of the corporation;

(vi) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee or adopt or approve such other business and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or other business;

(viii) any material interest of the stockholder, beneficial owner, if any, or any Shareholder Associated Person in such business;

(ix) (a) any significant equity interests in any principal competitor of the corporation held by such stockholder, beneficial owner, if any, or any Shareholder Associated Person and (b) any direct or indirect interest of any such person in any contract with any principal competitor of the corporation (including, in any such case, any employment agreement, indemnification agreement, collective bargaining agreement or consulting agreement);

(x) any agreements the stockholder, beneficial owner, if any, or any Shareholder Associated Person has with any other persons or entity in connection with such business; and

(xi) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission.

Such stockholder notice shall also set forth, as to the stockholder giving the notice:

(i) the name and address, as they appear on the corporation's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees; and

(ii) the class and number of shares of the corporation's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

Any deficiencies in a stockholder's notice will be noted by the Corporate Secretary and the nominating stockholder will be informed and provided an opportunity to cure the defect, if possible.  If neither the Board nor the Nominating and Corporate Governance Committee has made a determination as to the validity of such stockholder's nomination, the presiding officer of the Annual Meeting will determine at such meeting whether a nomination was properly made.

No stockholder nominations were received by the Corporate Secretary as of the date of this Proxy Statement.  The Nominating and Corporate Governance Committee has not retained or paid any third parties to assist in the identification of nominees.

Because our 2018 Annual Meeting is to be held on May 30, 2018, written notice of a stockholder nomination for director for the 2019 Annual Meeting will have to be delivered to our Corporate Secretary not earlier than the close of business on January 30, 2019 and not later than the close of business on March 1, 2019. These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

Stockholder Procedure for Other Proposals.

For any proposal other than nominations for director that a stockholder proposes to bring before an annual meeting, the stockholder's notice must contain the following to be properly proposed:

(i)
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, beneficial owner, if any, or by any Shareholder Associated Person (as defined in the Bylaws) in such business;

(ii)	the text of the proposal or business (including the text of any resolutions proposed for consideration); and
(iii)
a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or by any Shareholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business.

Such notice shall be in writing and filed with the Corporate Secretary on or before 60 days in advance of the first anniversary date (month and day) of the previous year's annual meeting.  Because our 2018 Annual Meeting is to be held on May 30, 2018, written notice of a stockholder proposal to be acted on at the 2019 Annual Meeting (other than a nomination for director) will have to be delivered to our Corporate Secretary not later than March 31, 2019. These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

COMMUNICATIONS AND COMPANY DOCUMENTS

Board Policies Regarding Communications with the Board of Directors

Trinity's Board maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board should send any communication to the Board Governance Liaison of the Company at Post Office Box 60, Los Alamos, New Mexico 87544.  The Board Governance Liaison will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Board Governance Liaison has the authority to discard the communication or recommend the Company consider taking appropriate legal action. Communications will be forwarded to the addressee and/or the appropriate committee chair or director.  The Board Governance Liaison may summarize the contents of any communication prior to forwarding the message to its intended recipient.  Directors may review a log of all communications received or request copies of any communications at any time.  Concerns relating to accounting, internal controls and auditing matters will be promptly raised with Trinity's Internal Auditor, if appropriate, and reported to the Audit Committee.

Trinity's communication policy is available on LANB's website (www.lanb.com) under the links to "Investor Relations" and " Governance Documents" then "Communication with Directors Policy" or can be found directly at http://www.snl.com/IRW/CustomPage/1017156/Index?keyGenPage=1073752354.  Communications regarding concerns over the management or financial reporting of Trinity can also be addressed directly to the Audit Committee Chair through LANB's website (www.lanb.com) under the links to "Investor Relations" and "Governance Documents" or can be found directly at http://www.snl.com/IRW/CustomPage/1017156/Index?keyGenPage=1073752353 or by emailing auditchair@lanb.com.

Corporate Governance Materials

Our Code of Conduct and the charters of the Audit Committee, Corporate Governance Committee and Compensation Committee are available at https://www.snl.com/IRW/govdocs/1017156.  Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

OTHER MATTERS

The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement.  However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in their discretion.

By Order of the Board of Directors

Arthur B. Montoya, Jr., Secretary

## YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY ★★★ IMMEDIATE
24 Hours a Day, 7 Days a Week or by Mail

# TRINITY CAPITAL CORPORATION

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 3:59 p.m., Mountain Time, on May 30, 2018.**

**INTERNET/MOBILE — www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**MAIL** — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.**

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

Please mark your votes like this X

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":**

   FOR all Nominees listed to the left ☐ WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

**(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)**

3. Ratification of the Audit Committee's appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

**Signature**________________ **Signature, if held jointly**________________ **Date**________, **2018.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

# TRINITY CAPITAL CORPORATION

The undersigned appoints Britta Andersson and Patrick T. Browder, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Trinity Capital Corporation held of record by the undersigned at the close of business on April 10, 2018 at the Annual Meeting of Stockholders of Trinity Capital Corporation to be held on May 30, 2018, or at any adjournment thereof.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR CLASS III NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL NOS. 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**

**YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.**

**Vote by Internet – QUICK ★★★ EASY ★★★ IMMEDIATE**
**24 Hours a Day, 7 Days a Week or by Mail**

# TRINITY CAPITAL CORPORATION

**Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 3:59 p.m., Mountain Time, on May 30, 2018.**

**INTERNET/MOBILE — www.cstproxyvote.com**
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

**MAIL** — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY ESOP**

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":**

| FOR all Nominees listed to the left | WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) |
|---|---|
| ☐ | ☐ |

**(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)**

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

| FOR | AGAINST | ABSTAIN |
|---|---|---|
| ☐ | ☐ | ☐ |

CONTROL NUMBER

**Signature**________________ **Signature, if held jointly**________________ **Date**________, **2018.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

**PROXY ESOP**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

# TRINITY CAPITAL CORPORATION

As a participant in the Trinity Capital Corporation Employee Stock Ownership Plan ("ESOP"), formerly known as the Los Alamos National Bank Employee Stock Ownership Plan, the undersigned directs Los Alamos National Bank's Trust Department, as Trustee for the ESOP, to vote, as directed, shares of Trinity Capital Corporation common stock which are allocated to the undersigned's account in the ESOP, at the 2018 Annual Meeting of Stockholders to be held on May 30, 2018, or at any adjournment or postponement thereof. These Voting Instructions relate to the proposals more fully described in the Proxy Statement for the 2018 Annual Meeting Stockholders and to any other business that may properly come before the Annual Meeting.

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR CLASS III NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL NOS. 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.**

**(Continued, and to be marked, dated and signed, on the other side)**